Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Stonehaven Realty Trust (the “Company”) on Form 10-QSB for the period ending September 30, 2002 (the “Report”) with the Securities and Exchange Commission, I, Duane H. Lund, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Duane H. Lund
Duane H. Lund
Chief Executive Officer
Chief Financial Officer

Dated: November 12, 2002